Exhibit 99.1

Ocean Power Technologies Advances Offshore Charging and Autonomous Operations for Maritime Drones

MONROE TOWNSHIP, N.J. May 07, 2026 — Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced progress in offshore charging and autonomous operations, supporting its industry leading strategy to enable longer-duration, lower-cost maritime missions.

OPT has successfully demonstrated autonomous docking, charging, and redeployment of its maritime drone, the WAM-V® autonomous surface vehicle. The system allows a vehicle to approach a dock, secure itself, recharge, and return to operation without human intervention, in turn addressing a key limitation in offshore autonomy.

The Company is advancing this capability for near-term integration with its PowerBuoy® platform, creating offshore “charging points” that can support continuous operations at sea. Over time, these systems are expected to form a distributed marine charging network of its own and other maritime drones and electric boats.

“Extending time on station while reducing the need for manned support is critical to scaling offshore autonomy,” said Philipp Stratmann, Chief Executive Officer of Ocean Power Technologies. “Docking and charging is an integral step forward in making these systems practical and cost-effective for customers.”

OPT is also progressing a cutting edge next-generation maritime resilience enhancement upgrade to its WAM-V platform through its next generation system architecture program, focused on improving system compatibility, simplifying upgrades, enabling increased endurance, and supporting a broader range of customer payloads.

These efforts, combined with continued advances in autonomy software, uniquely position OPT to deliver integrated solutions that support persistent offshore operations across defense and commercial markets.

For additional information about OPT, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s groundbreaking products, services and solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the progress of the various initiatives described above, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com